FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-130306
Dated December 21, 2005

This relates to Preliminary Pricing Supplement No. 29 to the Prospectus dated December 21, 2005 and the Prospectus Supplement dated December 21, 2005

RBC PRINCIPAL PROTECTED NOTES

LINKED TO A BASKET OF CHINA-RELATED EXCHANGE TRADED FUNDS

ISSUER: ROYAL BANK OF CANADA

5-year maturity

Maximum redemption of 155% at maturity (max APY of 9.16%)

90% principal protection at maturity

No annual fees

Daily secondary market provided

Gain exposure to China and it trading partners by investing in a basket of Exchange Traded Funds linked to China, Hong Kong, and Singapore

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SECWeb site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-609-6009.